Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2024 relating to the financial statements of IEA Energy Services, LLC and the effectiveness of IEA Energy Services, LLC’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of MasTec, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP
Indianapolis, IN

February 29, 2024